As filed with the Securities and Exchange Commission on May 21, 2026 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BGSF, Inc.
(Exact name of registrant as specified in its charter)

Delaware	26-0656684
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14901 Quorum Drive, Suite 800
Dallas, Texas 75254
(972) 692-2400
(Address, including zip code of Principal Executive Offices, and telephone number)

BGSF, Inc. 2020 Employee Stock Purchase Plan
(Full title of the plan)

Keith Schroeder
Co-Chief Executive Officer, Chief Financial Officer, and Secretary
14901 Quorum Drive, Suite 800
Dallas, Texas 75254
(972) 692-2400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Brandon T. Byrne, Esq.
Norton Rose Fulbright US LLP
2200 Ross Avenue, Suite 3600
Dallas, Texas 75201
(214) 855-7437

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one).

Large accelerated filer	☐	Accelerated Filer	☑
Non-accelerated filer	☐	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by BGSF, Inc., a Delaware corporation (the “Company”), to register an additional 250,000 shares of common stock, $0.01 par value per share (“Common Stock”), for issuance pursuant to the BGSF, Inc. 2020 Employee Stock Purchase Plan, as amended (the “Plan”). The Plan was described in the Company’s definitive Proxy Statement for its 2025 Annual Meeting of Stockholders held on November 5, 2025, and an amendment to add the additional shares to the Plan was approved by the Company’s stockholders at that meeting.

The 250,000 shares being registered hereby are in addition to the shares of Common Stock registered by the Company’s prior Registration Statement on Form S-8 (the “Prior Registration Statement”) filed on December 8, 2020 (File No. 333-251193). The contents of the Prior Registration Statement are incorporated by reference herein except as otherwise amended or superseded hereby. After giving effect to the additional shares registered under this Registration Statement on Form S-8, the aggregate number of shares registered for issuance under the Plan will be 500,000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents have been filed by the Company with the Securities and Exchange Commission (the “Commission”) and are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2025, filed with the Commission on March 30, 2026;

(b)	the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2026 filed with the Commission on May 6, 2026;

(c)	the Company’s Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 29, 2026, filed with the Commission on May 14, 2026;

(d)	the Company’s Current Reports on Form 8-K filed with the Commission on March 2, 2026; and

(e)	the description of the Company’s common stock, par value $0.01 per share, contained in the Company’s Registration Statement on Form 8-A (File No. 001-36704), filed with the SEC on November 12, 2019 (including any amendments or reports filed for the purpose of updating such description).

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement on Form S-8 to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement on Form S-8.

Item 8. Exhibits.

4.1		Certificate of Incorporation of BG Staffing, Inc. (incorporated by reference from Amendment No. 2 to the Company’s registration statement on Form S-1 (File No. 333-191683) filed on November 4, 2013).
4.2		Certificate of Amendment to Certificate of Incorporation of BGSF, Inc. (incorporated by reference from the registrant’s Current Report on Form 8-K filed on February 12, 2021).
4.3		Bylaws of BG Staffing, Inc. (incorporated by reference from Amendment No. 2 to the Company’s registration statement on Form S-1 (File No. 333-191683) filed on November 4, 2013).
4.4		Form of Common Stock Certificate (incorporated by reference from Amendment No. 1 to the Company’s registration statement on Form S-1 (File No. 333-191683) filed on October 28, 2013).
4.5
BGSF, Inc. 2020 Employee Stock Purchase Plan (filed as Annex B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on September 16, 2025 and incorporated herein by reference).

5.1*		Opinion of Norton Rose Fulbright US LLP
23.1*		Consent of Counsel (contained in Exhibit 5.1)
23.2*		Consent of Independent Registered Public Accounting Firm (Whitley Penn LLP)
24.1*		Power of Attorney (included on signature page hereto)
107*		Filing Fee Table

	*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 21, 2026.

BGSF, INC.

By:	/s/ Keith Schroeder
Name:	Keith Schroeder
Title:	Co-Chief Executive Officer, Chief Financial Officer, and Secretary

Each person whose signature appears below hereby appoints Keith Schroeder and Kelly Brown, and each of them, his or her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE
/s/ Keith Schroeder Keith Schroeder	Co-Chief Executive Officer, Chief Financial Officer, and Secretary (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)	May 21, 2026
/s/ Kelly Brown Kelly Brown	Co-Chief Executive Officer and President, Property Management (Principal Executive Officer)	May 21, 2026
/s/ C. David Allen, Jr. C. David Allen, Jr.	Director	May 21, 2026
/s/ Donna Carroll Donna Carroll	Director	May 21, 2026
/s/ Richard L. Baum, Jr Richard L. Baum, Jr.	Director	May 21, 2026
/s/ Douglas E. Hailey Douglas E. Hailey	Director	May 21, 2026
/s/ Paul A. Seid Paul A. Seid	Director	May 21, 2026